LANDLORD'S WAIVER AND CONSENT

NAME OF RECORD OWNER OF REAL PROPERTY:    QRS 12-14 (AL), INC.
                                           ("Landlord")

ADDRESS OF REAL PROPERTY: 451 Industrial Lane, Birmingham, AL 35211 (the "Premises")

The Premises are more fully described in Exhibit A attached hereto and made a part hereof.

         WHEREAS, Landlord is the owner of the Premises, and represents that Landlord has or is about to enter into a Lease Agreement (the "Lease") with SPORTS WHOLESALE, INC. ("Tenant") pursuant to which Tenant will acquire a leasehold interest in all of the Premises; and

         WHEREAS, Landlord has been advised that all of the issued and outstanding stock of Tenant is owned by Hibbett Sporting Goods, Inc. ("HSG") and to induce Landlord to enter into the Lease and to secure Tenant's obligations thereunder, Landlord has required that HSG guaranty Tenant's obligations under the Lease pursuant to a certain Guaranty and Suretyship Agreement (the "Guaranty") between HSG and Landlord.

         WHEREAS, Landlord has been advised that HELLER FINANCIAL, INC. ("Lender") has entered into that certain Loan and Security Agreement dated as of November 1, 1995 (the "Loan Agreement) with HSG and Hibbett Team Sales, Inc. (collectively, "Borrowers") and to secure such financing, Landlord has been advised that each Borrower has granted to Lender a security interest in the personal property of such Borrower, which personal property shall not include "Equipment", as defined in the Lease, as such Lease is in effect on the date hereof (the personal property in which Lender has a security interest, excluding Equipment, shall be referred to herein as the "Collateral"); and

         WHEREAS, all or a portion of the Collateral may from time to time be located at the Premises or may become wholly or partially affixed to the Premises;

         NOW THEREFORE, to induce Lender to consent to the Lease and the Guaranty and in consideration of any financial accommodation extended by Lender to Borrowers at any time, and other good and valuable consideration the receipt and sufficiency of which Landlord hereby acknowledges, the Landlord hereby agrees as follows:

         1. The Collateral may be stored, utilized and/or installed at the Premises and shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property, whether or not any of the Collateral becomes so related to the real estate that an interest therein arises under real estate law;

         2. Until such time as the obligations of the Borrowers and Tenant to Lender are paid in full, the Landlord disclaims any interest in the Collateral, and agrees not to distrain upon any of the Collateral, or assert any claim (whether by levy or otherwise) against the Collateral which is senior to or on a parity with security interest of Lender for any reason.

         3. Lender or its representatives may (subject to Tenant's rights under the lease to have sole possession of the Premises) enter upon the Premises at any time to inspect or remove the Collateral, and may advertise and conduct public auctions or private sales of the Collateral at the Premises, in each case without liability of Lender to Landlord but subject to paragraph 5; provided however, that Lender shall promptly repair, at Lender's expense, any physical damage to the Premises actually caused by said removal by Lender. Lender shall not be liable for any diminution in value of the Premises caused by the absence of Collateral actually removed or by any necessity of replacing the Collateral. Lender shall use its best efforts to give prior written notice to Landlord of its intention to enter the Premises, but Lender's failure to give such notice shall neither adversely affect Lender's ability to come onto the Premises or result in any liability to Lender.

         4. Subject to paragraph 5, Landlord shall not interfere with any sale of the Collateral, by public auction or otherwise, conducted by or on behalf of Lender on the Premises.

         5. Landlord will permit Lender to come onto the Premises for a period of up to one hundred thirty-five (135) days following receipt by Lender of written notice from Landlord that landlord has terminated the Lease (or taken possession of the Premises) and directing removal of the Collateral, subject, however, to the payment to Landlord by the Lender of the rent and other monetary amounts due under the Lease for the period Lender's Collateral remains on the Premises following receipt by Lender of such notice, pro-rated on a per diem basis determined on a 30-day month. Lender's right to come onto the Premises under the preceding sentence shall be extended for the time period (not to exceed 60 days) Lender is prohibited from selling or taking possession of the Collateral due to the imposition of the automatic stay by the filing of bankruptcy proceedings by the Tenant. Lender shall not assume nor be liable for any unperformed or unpaid obligations of Tenant under the Lease for the period prior to the receipt of such notice of termination.

         6. This waiver shall inure to the benefit or Lender, its successors and assigns and shall be binding upon the Landlord, its heirs, assigns, representatives and successors. Landlord agrees and consents to the filing of this document for recording on the Land Records.

All notices to Lender hereunder shall be in writing, sent by certified mail, and shall be addressed to Lender at the following address: Heller Financial, Inc., 500 West Monroe, Chicago, Illinois 60661.

Dated this 12th day of February, 1996.

Witnessed By:                                      QRS 12-14 (AL), INC.



__________________________                         By: /s/ Gordon J. Whiting
                                                       ---------------------
                                                Title: Vice President

STATE OF   ALABAMA

COUNTY OF  JEFFERSON

         Before me, the undersigned Notary Public in the State and County aforesaid, personally appeared Gordon J. Whiting with whom I am personally acquainted and who, upon oath, acknowledged himself to be the Vice President of QRS 12-14 (AL), Inc., the within named Landlord, an Alabama corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such Vice President.

WITNESS my hand and Official Seal at office this 12th day of February, 1996.

                                                    /s/ Patty J. Frey
My commission expires:                              -----------------
         4-28-99                                       Notary Public


                                  EXHIBIT "A"



         Lot 1, according to Oxmoor-MDB 11-94 Survey as recorded in Map Book 181, Page 4 in the Probate Office of Jefferson County, Alabama.